EXHIBIT 4.11

        Amended and Restated Bylaws of Texas Regional Bancshares, Inc.
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                             AMENDED AND RESTATED

                                    BYLAWS

                                      OF

                       TEXAS REGIONAL BANCSHARES, INC.



                                  ARTICLE I.

                                CAPITAL STOCK


      SECTION 1. The corporation shall deliver certificates representing all shares to which shareholders are entitled. Such certificates shall bear the signature of the Chairman of the Board, or a facsimile thereof, and the signature of the Secretary or an Assistant Secretary, or a facsimile thereof. Any certificate bearing only facsimile signatures of the officers shall be countersigned by the corporation's duly authorized transfer agent and registrar. The certificates shall also bear either the seal of the corporation or a facsimile thereof.

      SECTION 2. The stock of the corporation may be transferred only on the books of the corporation, or on the books of its duly authorized transfer agent and registrar, and upon the surrender of the outstanding certificate or certificates evidencing such stock endorsed by the transferor. The Secretary of the corporation, or the corporation's duly authorized transfer agent and registrar, shall maintain, among other records, stockholder records in which are set forth the names and addresses of the holders of all issued shares of the corporation, the number of shares held by each, the certificate numbers representing such shares, and whether or not such shares originate from original issues or from transfer. The names and addresses as they appear on such stock transfer records shall be the official list of shareholders of record of the corporation for all purposes.


                                 ARTICLE II.

                           MEETINGS OF SHAREHOLDERS

      SECTION 1. There shall be a regular meeting of shareholders, annually, in April of each year, to elect the Board of Directors for the succeeding year and to transact such other business as may be properly brought before the meeting. Special meetings of the shareholders may be called at any time by the President, by the Board of Directors, by the Chairman of the Board, or by the holders of not less than one-tenth of all the outstanding shares of stock. At least ten days and not more than fifty days before any regular or special meeting, each shareholder of record shall be given written notice of the time and place thereof, and, in the case of special meetings, of the purpose or purposes for which the meeting is called. If mailed, any such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at
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his address as it appears on the stock transfer book of the corporation, with postage thereon prepaid. Any shareholder may waive notice of any meeting, and attendance at any meeting shall be deemed to be such a waiver.

      SECTION 2. At all meetings of shareholders, regular or special, a majority of the outstanding Class A stock shall constitute a quorum. At all such meetings, a majority of the Class A shares represented at the meeting may decide any question coming before the meeting, except as otherwise prescribed by statute. At all shareholders' meetings, each shareholder shall be entitled to one vote for each share of Class A capital stock held by him. Each shareholder may appear personally at any meeting or be represented by any person holding written proxy executed by such shareholder.

      SECTION 3. Minutes of all meetings of the shareholders and of the Board of Directors shall be kept in the permanent records of the corporation. All minutes shall be signed by the Chairman of the meeting and by the Secretary of the meeting.

      SECTION 4. In case a quorum shall not be present at any meeting of the shareholders, regular or special, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournments thereof.

      SECTION 5. Action may be taken by the Shareholders without a meeting if each shareholder entitled to vote signs a written consent to the action and such consents are filed with the Secretary of the Corporation.

      SECTION 6. Shareholders may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.


                                 ARTICLE III.

                                  DIRECTORS

      SECTION 1. The Board of Directors shall be a body of not less than five and not more than twenty-five persons as determined by the Board of Directors from time to time. No director need be a shareholder in the corporation. A majority of the membership of the Board of Directors shall constitute a quorum for the transaction of business. The Directors shall be elected by the shareholders as herein provided and shall hold office until his successor is elected and qualified, except that the Director may be removed by the shareholders at any time with or without cause.

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Vacancies on the Board of Directors may be filled by the remaining directors even though less than a quorum may fill any vacancy other than a vacancy by reason of increase in the number of directors which shall be filled by the shareholders at an annual meeting or a regular meeting called for that purpose. The vacancies created upon adoption of these bylaws by the initial director may be filled by that director.

      SECTION 2. The Board of Directors shall be charged with the management of the affairs of the corporation. The Board of Directors may elect, from among the Directors, a Chairman of the Board, to whom the Board of Directors may delegate such functions of the Board as it deems proper.

      SECTION 3. A regular meeting of the Board of Directors shall be held annually, promptly following the annual meeting of shareholders as herein provided. No notice to the Directors of such regular meeting shall be required, but all Directors shall have notice of the annual meeting of shareholders whether or not they are themselves shareholders. Special meetings of the Board of Directors may be called by the President or Chairman on one day's notice, which may be given in writing, orally or by telephone or by such other means as may be most convenient. Neither the business to be transacted nor the purpose of any special meeting of the Board of Directors need be specified in such notice. Any Director may waive notice of any meeting, and attendance at any meeting shall be deemed to he such a waiver.

      SECTION 4. Any action required or permitted to be taken by the Board of Directors, may be taken without a meeting, and with the same force and effect as a unanimous vote of Directors, if all members of the Board shall individually collectively consent in writing to such action.

      SECTION 5. The Directors and committee members may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

      SECTION 6. Directors as such shall not receive any stated salary for their services, but by resolution of the Board a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided, that nothing contained herein shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

      SECTION 7. The Board of Directors, by resolution adopted by a majority of the number of Directors fixed by the bylaws or otherwise, may designate two or more Directors to constitute an executive committee, which committee, to the extent provided in such resolution, shall have and exercise all of the authority of the Board of Directors in the management of the corporation, except as otherwise required by law. Vacancies in the membership of the committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. The executive committee shall keep regular minutes of its proceedings and report the same to the Board when required.

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                                   ARTICLE IV.

                                    OFFICERS

      SECTION 1. The officers of the corporation shall be chosen by the Board of Directors and shall consist of a President, one or more Vice-Presidents, a Secretary and a Treasurer. Each officer shall perform all duties that usually pertain to his office or that may be delegated to him by the Board of Directors. The officers shall be elected at the annual meeting of the Board of Directors and shall hold office until their successors are chosen and qualified in their stead. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors. An officer may be removed by the Board of Directors at any time with or without reason. Any two or more offices may be held by the same person.

      SECTION 2. In the case of any absence of any officer of the corporation or for any other reason that the Board may deem sufficient, the Board of Directors may delegate some or all of the powers or duties of such officer to any other officer or to any director, employee, shareholder or agent for whatever period of time seems desirable.


                                   ARTICLE V.

                            MISCELLANEOUS PROVISIONS

      SECTION 1. Each person who shall have served as director or officer of this corporation, or at its request as director or officer of another corporation in which it now owns or may hereafter own shares of capital stock or of which it now is or may hereafter be a creditor, shall be indemnified by the corporation against expenses and costs (including attorneys' fees) actually and necessarily incurred by him in connection with any claim asserted against him, by action in court or otherwise, by reason of being or having been such director or officer, except when in any court proceeding he shall have been adjudged guilty of negligence or misconduct in respect of the matter in which indemnity is sought; provided, however, that the foregoing right of indemnification shall not be exclusive of other rights to which he may be entitled by law.


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      WITNESS OUR HANDS, this the 9th day of June, 1998.


                                    /s/ G. E. RONEY
                                        Glen E. Roney, Chairman of the Board

CERTIFIED BY:

 /s/ NANCY F. SCHULTZ
Nancy F. Schultz, Secretary


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